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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ___________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  July 5, 2000
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                      SHARED MEDICAL SYSTEMS CORPORATION
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            (Exact name of registrant as specified in its charter)


           Delaware                    0-7416                  23-1704148
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(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)             Identification No.)

            51 Valley Stream Parkway
                  Malvern, PA                                         19355
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     (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: (610) 219-6300
                                                    ------------------------

        ____________________________________________________________________
         (Former name or former address, if changed since last report)
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Item 1.   Changes in Control of Registrant.

     Reference is made to the Solicitation/Recommendation Statement on Schedule 14D-9 filed by Shared Medical Systems Corporation, a Delaware corporation ("SMS"), on May 10, 2000 (the "Schedule 14D-9"), concerning that certain Agreement and Plan of Merger, dated April 30, 2000 (the "Merger Agreement"), among SMS, Siemens Corporation, a Delaware corporation ("Parent"), and Autobahn Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Purchaser"). Parent and Purchaser are indirect subsidiaries of Siemens Aktiengesellschaft, a German corporation ("Siemens"). Pursuant to the Merger Agreement, on May 1, 2000, Purchaser commenced a tender offer to purchase (the "Offer") all of the issued and outstanding shares of common stock, par value $.01 per share, of SMS (the "Shares") for consideration of $73.00, net to the seller in cash, per Share (the "Share Price"). The Offer was disclosed in the Schedule TO filed by Parent and Purchaser with the Securities and Exchange Commission on May 10, 2000 (the "Schedule TO"). The recommendation of the Board of Directors of SMS with respect to the Offer was set forth in the Schedule 14D-9.

     Purchaser closed the Offer at midnight on Friday, June 30, 2000. Immediately after the close of the Offer, the Purchaser owned 26,330,465 Shares, which represented approximately 97.0% of the outstanding Shares and total voting power of SMS on a fully diluted basis.

     The Merger Agreement also provided for, among other things, that upon the terms and subject to the conditions contained therein and in accordance with the Delaware General Corporation Law (the "DGCL"), as promptly as practicable after the purchase of the Shares pursuant to the Offer and the satisfaction or waiver of the conditions contained therein, Purchaser would be merged with and into SMS (the "Merger"), with SMS continuing as the surviving corporation in the Merger as a wholly-owned subsidiary of Parent. On July 5, 2000, in accordance with the Merger Agreement and pursuant to Section 253 of the DGCL, the Merger was consummated, and each issued and outstanding Share not tendered in the Offer (other than Shares held by SMS, Parent or any subsidiary of SMS or Parent, and Shares held by shareholders who properly exercise their dissenters' rights under the DGCL) was converted into the right to receive the Share Price without interest thereon. Also on July 5, 2000 and in accordance with the Merger Agreement, all of the outstanding stock options and shares of restricted stock were converted as described in the Schedule 14D-9.

     The total consideration paid by Purchaser in the Offer and the Merger was approximately $2.1 billion, and such funds were made available to Purchaser from Siemens' generally available cash funds.

     The preceding description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which has been filed as Exhibit (d)(1) to the Schedule TO and is incorporated herein by reference.

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Item 7.  Financial Statements and Exhibits.

         (c) Exhibits

         Exhibit
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         2.1     Agreement and Plan of Merger, dated April 30, 2000, among
                 Siemens Corporation, Autobahn Acquisition Corporation, and Shared Medical Systems Corporation (incorporated herein by reference to Exhibit (d)(1) to the Schedule TO of Autobahn Acquisition Corporation filed on May 10, 2000).

         99.1 Press Release of Siemens Medical Engineering Group dated July 3, 2000 (incorporated herein by reference to Exhibit 99.1 to Amendment No. 6 to Schedule TO of Autobahn Acquisition Corporation filed on July 3, 2000).

         99.2 Press Release of Siemens Medical Engineering Group dated July 6, 2000.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              SHARED MEDICAL SYSTEMS CORPORATION

Date: July 6, 2000            By: /s/ Terrence W. Kyle
                                 ------------------------------------------
                                  Terrence W. Kyle
                                  Senior Vice President,
                                  Chief Financial Officer and
                                  Assistant Secretary

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                                 Exhibit Index
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       No.         Description
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       2.1         Agreement and Plan of Merger, dated April 30, 2000, among
                   Siemens Corporation, Autobahn Acquisition Corporation, and Shared Medical Systems Corporation (incorporated herein by reference to Exhibit (d)(1) to the Schedule TO of Autobahn Acquisition Corporation filed on May 10, 2000).

       99.1 Press Release of Siemens Medical Engineering Group dated July 3, 2000 (incorporated herein by reference to Exhibit 99.1 to Amendment No. 6 to Schedule TO of Autobahn Acquisition Corporation filed on July 3, 2000).

       99.2        Press Release of Siemens Medical Engineering Group dated
                   July 6, 2000.